As filed with the Securities and Exchange Commission on April 27, 1999
                                               Registration No. 333-_____
==========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933

                             PG&E CORPORATION
          (Exact name of registrant as specified in its charter)

             California                            94-3234914
(State or other jurisdiction          (I.R.S. Employer Identification No.)
of incorporation or organization)

                One Market, Spear Street Tower, Suite 2400
                      San Francisco, California 94105
            (Address of principal executive offices) (zip code)

                 PG&E CORPORATION RETIREMENT SAVINGS PLAN
                         (Full title of the Plan)

                           Gary P. Encinas, Esq.
                          One Market, Spear Tower
                                 Suite 400
                      San Francisco, California 94105
                  (Name and address of agent for service)

Telephone number, including area code, of agent for service:(415) 267-7000

                      CALCULATION OF REGISTRATION FEE

===========================================================================
Title of each class  Amount to be   Proposed   Proposed
of securities to be  Registered     maximum    maximum       Amount
registered:                         offering   aggregate     of
                                    price per  offering      registration
                                    share (1)  price         fee
Common stock,     20,000,000 shs    $31.375    $627,500,000  $174,445
no par value

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

(1) The registration fee was calculated pursuant to Rules 457(h)(1) and 457(c) of the Securities Act of 1933, on the basis of the average of the high and low prices of the registrant's common stock on April 23, 1999 as reported on the New York Stock Exchange.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                             PART I


Information required by Items 1 and 2 of Part I of Form S-8 is not required to be filed as part of this registration statement.


                             PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

     The following documents are incorporated by reference in this registration statement: (i) the latest annual report of PG&E Corporation (the "Registrant"), and the latest annual report on Form 11-K for each of the following plans that have been or will be merged into the PG&E Corporation Retirement Savings Plan: the Pacific Gas and Electric Company Savings Fund Plan for Non-Union Employees, the PG&E Gas Transmission, Northwest Corporation Savings Fund Plan for Management Employees, the PG&E Gas Transmission, Texas Corporation Savings Fund Plan, the PG&E Energy Services Corporation Retirement Plan, the U.S. Generating Company 401(k) Profit-Sharing Plan, and the U.S. Generating Company 401 (k) Profit-Sharing Plan for Bargaining Unit Employees, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
(ii) all other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause
(i) above; and (iii) the description of the Registrant's common stock ("Common Stock") filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant or by the PG&E Corporation Retirement Savings Plan, after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

Not applicable.


Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Officers and Directors.

Section 317 of the California Corporations Code and Article SIXTH of the Registrant's Articles of Incorporation provide for indemnification of the Registrant's directors and officers under certain circumstances. The Registrant's Board of Directors has adopted a resolution regarding the Registrant's policy of indemnification and the Registrant maintains insurance that insures directors and officers of the Registrant against certain liabilities.



Item 7.  Exemption from Registration Claimed.

Not applicable.


Item 8.   Exhibits.

          5. Undertaking re Status of Favorable Determination Letter regarding the Plan -

          The Registrant has submitted the Plan described herein to the Internal Revenue Service ("IRS") with a request for a favorable determination that the Plan qualifies under Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended, and the Registrant will make all changes that may be required by the IRS in order to receive such favorable determination.

          23   Consent of Arthur Andersen LLP.

          24.1 Powers of Attorney.

          24.2 Resolution of the Board of Directors authorizing the execution of this Registration Statement.

          99   PG&E Corporation Retirement Savings Plan


Item 9.  Undertakings.


     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities offered hereby, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in
     --------  -------
     paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 26th day of April, 1999.

                                PG&E CORPORATION
                                  (Registrant)


                                     GARY P. ENCINAS
                                By ---------------------------
                                     GARY P. ENCINAS
                                     Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

          Signatures            Title             Date
          ----------            -----             ----

A.   Principal Executive
     Officer

     *ROBERT D. GLYNN, JR.   Chairman of the      April 26, 1999
                             Board, President,
                             and Chief
                             Executive Officer

B.   Principal Financial
      Officer

     *MICHAEL E. RESCOE    Senior Vice President
                           and Chief Financial     April 26, 1999
                              Officer

C.   Controller or
     Principal Accounting
     Officer

     *CHRISTOPHER P. JOHNS  Vice President
                            and Controller        April 26, 1999

D.   Directors                                    April 26, 1999

          *ROBERT D. GLYNN, JR.
          *RICHARD A. CLARKE
          *DAVID A. COULTER

          *C. LEE COX
          *WILLIAM S. DAVILA
          *DAVID M. LAWRENCE
          *RICHARD B. MADDEN
          *MARY S. METZ
          *REBECCA Q. MORGAN
          *JOHN C. SAWHILL
          *BARRY LAWSON WILLIAMS


          GARY P. ENCINAS
* By ------------------------------
          (Gary P. Encinas,
          Attorney-in-Fact)


      The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrators of the Plan listed below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 26th day of April, 1999.



                         PG&E CORPORATION RETIREMENT SAVINGS PLAN

                              BRUCE R. WORTHINGTON
                           By _______________________
                              Bruce R. Worthington
                              Chairman, Employee Benefit
                              Committee

                          EXHIBIT INDEX

          23   Consent of Arthur Andersen LLP.

          24.1 Powers of Attorney.

          24.2 Resolution of the Board of Directors authorizing the execution of this Registration Statement

          99   PG&E Corporation Retirement Savings Plan